Exhibit 4.1

NRG YIELD, INC., AS ISSUER

NRG YIELD OPERATING LLC, AS GUARANTOR

NRG YIELD LLC, AS GUARANTOR

3.50% CONVERTIBLE SENIOR NOTES DUE 2019

INDENTURE

DATED AS OF FEBRUARY 11, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION

AS TRUSTEE

i

INDENTURE dated as of February 11, 2014 between NRG Yield, Inc., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), NRG Yield Operating LLC, a Delaware limited liability company, as guarantor, and NRG Yield LLC, a Delaware limited liability company, as guarantor (together with NRG Yield Operating LLC, the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 3.50% Convertible Senior Notes due 2019:

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Additional Interest” means all amounts that may be payable pursuant to Section 7.01(c) and the Registration Rights Agreement, as applicable.

“Affiliate” of any specified Person means any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means any Person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 11.01(b)(ii) and the definition of “Trading Price” below.  The Company shall initially serve as the Bid Solicitation Agent; however, the Company may appoint another Person to act as the Bid Solicitation Agent without prior notice to Holders.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificated Note” means a Note that is in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of the Class A common stock of the Company, par value $0.01 per share, existing on the Issue Date, subject to Section 11.06 hereof.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Conversion Price” means, as of any time, an amount equal to $1,000 divided by the Conversion Rate in effect at the time.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this instrument is located at 1100 N. Market Street, Wilmington, DE 19890, or such other address as the Trustee may designate from time to time by notice to the Company.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, one-fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, the Specified Dollar Amount, if any, divided by 40.

“Daily Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days in the relevant Observation Period:

(a)                                 cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b)                                 if such Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, the per share volume-weighted average price of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NYLD <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose).  The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC, or any successor thereto.

“Dividend Threshold” means, with respect to each regular quarterly cash dividend that falls in the specified calendar years below, as applicable:

	2014	2015	2016	2017	2018	2019
Applicable dividend threshold for each quarterly dividend in the specified calendar year	$0.375	$0.4313	$0.4959	$0.5703	$0.6559	$0.00

The Dividend Threshold shall be adjusted in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided, that no adjustment will be made to the Dividend Threshold for any adjustment to the Conversion Rate pursuant to Section 11.04(d).

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Change” shall be deemed to have occurred any time after the Issue Date when any of the following events occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than NRG Energy, Inc. or any of its subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s

Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (any such recapitalization, reclassification, change, share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to for purposes of this clause (b) as an “event”); provided that any such event described in clause (A) or (B) where the holders of all classes of the Company’s Common Equity immediately prior to such event own, directly or indirectly, more than 50% of the Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-à-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such event shall not constitute a Fundamental Change under such clause (A) or (B), as the case may be;

(c)                                  the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (a) above); or

(d)                                 the Common Stock ceases to be listed or admitted for trading on any Permitted Exchange, or the announcement by any such Permitted Exchange on which the Common Stock is then listed or admitted for trading that the Common Stock will no longer be so listed or admitted for trading, unless the Common Stock has been accepted for listing or admitted for trading on another Permitted Exchange.

Notwithstanding the foregoing, a transaction or a series of transactions as set forth in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock traded on any Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant to Section 11.06.  In addition, a transaction or event that constitutes a Fundamental Change under both clause (a) and (b) above will be deemed to constitute a Fundamental Change solely under clause (b).

“Global Note” means a permanent Global Note that is in the form of Note attached hereto as Exhibit A and that is deposited with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend in the form set forth in Exhibit A.

“Guarantee” means the full and unconditional guarantee provided by the Guarantors in respect of the Notes as provided in Article 14 hereof.

“Guarantee Obligations” has the meaning specified in Section 14.01.

“Guarantors” means the Persons named as the “Guarantors” in the first paragraph of this Indenture, and, subject to the provisions of Article 14, shall include their successors and assigns.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms herein.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Goldman, Sachs & Co, Barclays Capital, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Mitsubishi UFJ Securities (USA), Inc.

“Issue Date” means February 11, 2014.

“Last Reported Sale Price” of Common Stock, on any date, means the closing sale price per share (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange, without regard to after-hours or extended market trading; provided that if the Common Stock is not listed for trading on any securities exchange or market on the relevant date, the “Last Reported Sale Price” of Common Stock shall equal the average of the last quoted bid prices and last quoted ask prices for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; provided further that if the Common Stock is not so quoted on such date, the “Last Reported Sale Price” will be the mid-point of the last bid prices and the last ask prices for the Common Stock on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined herein, but without regard to the proviso in clause (b) of such definition but, for the avoidance of doubt, subject to the paragraph immediately following clause (d) of such definition).

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means February 1, 2019.

“Notes” means any of the Company’s 3.50% Convertible Senior Notes due 2019 issued under this Indenture.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary) or any successor person thereto and shall initially be the Trustee.

“Observation Period” means, with respect to any converted Note:

(a)                                 if the Conversion Date for such Note occurs prior to August 1, 2018, the 40 consecutive VWAP Trading Day period beginning on, and including, the third Scheduled Trading Day after such Conversion Date; and

(b)                                 if the Conversion Date for such Note occurs on or after August 1, 2018, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the offering memorandum, dated as February 5, 2014, related to the issuance and sale of the Notes.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Corporate Secretary or the Treasurer.  “Officer’s Certificate,” when used with respect to the Company, means a written certificate (i) containing the information specified in Sections 15.02 and 15.03, signed in the name of the Company by any Officer, and delivered to the Trustee; or (ii) if given pursuant to Section 5.03 or Section 7.01(b), signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 15.02 and 15.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 15.02 and 15.03, from legal counsel.  The legal counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Permitted Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any successor thereto).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Purchase Agreement” means the purchase agreement, dated February 5, 2014, between the Company and the representative of the Initial Purchasers.

“Registration Default” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated February 11, 2014, among the Company and the representative of the Initial Purchasers, as amended from time to time in accordance with its terms.

“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon conversion of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed to be specified) in the Settlement Method Notice.

“Stock Price” means, with respect to the Common Stock, in connection with a Fundamental Change, (i) in the case of a Fundamental Change described in clause (b) of the definition of Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash paid per share of Common Stock in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sales Prices of Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Fundamental Change Effective Date.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended on or before the Issue Date, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means (i) a day on which (a) trading in the Common Stock generally occurs on the Relevant Stock Exchange, (b) a Last Reported Sale Price for the Common Stock is available, and (c) there is no Market Disruption Event, or (ii) if the Common Stock is not listed or traded on any securities exchange or other market, a Business Day.

“Trading Price” per $1,000 principal amount of Notes on any date of determination, means the average (per $1,000 principal amount of Notes) of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further that (i) if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from an independent nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes for that Trading Day shall be deemed to be less than 98% of the Intrinsic Value of the Notes for such determination date, and (ii) (1) the Company, when not acting as Bid Solicitation Agent, does not instruct the Bid Solicitation Agent to obtain bids when required under Section 11.01(b)(ii) or the Company so instructs the Bid Solicitation Agent but the Bid Solicitation Agent fails to determine the Trading Price when required under Section 11.01(b)(ii), or (2) the Company, when acting as Bid Solicitation Agent, fails to make such determination, then in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the Intrinsic Value of the Notes on each day of such failure.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.  The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“VWAP Market Disruption Event” means (i) the Relevant Stock Exchange fails to open for trading or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

”VWAP Trading Day” means (i) a day on which (a) there is no VWAP Market Disruption Event and (b) trading in the Common Stock generally occurs on the Relevant Stock Exchange or (ii) if the Common Stock (or any other security for which a Daily VWAP must be determined) is not listed or traded on any exchange or other market, a Business Day.

Section 1.02                             Other Definitions.

Term	Defined in Section:
“Act”	1.04
“Additional Shares”	11.07(a)
“Averaging Period”	11.05(e)
“Benefited Party” “Cash Merger”	14.01 11.07(e)(i)
“Cash Settlement”	11.03(a)
“Clause A Distribution”	11.05(c)
“Clause B Distribution”	11.05(c)
“Clause C Distribution”	11.05(c)
“Combination Settlement”	11.03(a)
“Company’s Filing Obligations”	7.01(c)
“Conversion Agent”	2.04
“Conversion Date”	11.02(b)
“Conversion Obligation”	11.01(a)
“Conversion Rate”	11.01(a)
“Defaulted Interest”	12.02
“Depositary”	2.02(a)
“Distributed Property”	11.05(c)(i)
“Event of Default”	7.01(a)
“Expiration Date”	11.05(e)
“Fundamental Change Notice”	3.02
“Fundamental Change Notice Date”	3.02
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.03(a)
“Fundamental Change Purchase Price”	3.01
“Interest Payment Date”	12.01
“Intrinsic Value”	11.01(b)(ii)
“Make-Whole Fundamental Change Effective Date”	11.07(a)
“Maximum Conversion Rate”	11.07(d)
“Measurement Period”	11.01(b)(ii)
“Notice of Conversion”	11.02(a)
“Paying Agent”	2.04
“Physical Settlement”	11.03(a)

Term	Defined in Section:
“Record Date”	12.01
“Reference Property”	11.06(a)
“Reference Property Unit”	11.06(a)
“Register”	2.04
“Registrar”	2.04
“Restricted Note”	2.06(e)(i)
“Sale Price Condition”	11.01(b)(i)
“Settlement Amount”	11.03(a)(iv)
“Settlement Method”	11.03(a)
“Settlement Method Notice”	11.03(a)(ii)
“Share Exchange Event”	11.06(a)
“Special Record Date”	12.02(a)
“Specified Corporate Transaction Notice”	11.01(b)(iv)
“Spin-Off”	11.05(c)(ii)
“Stock Price”	11.07(b)
“Successor Company” “Successor Guarantor”	6.01(a) 6.02(a)
“Temporary Notes”	2.09
“Trading Price Condition”	11.01(b)(ii)
“Trigger Event”	11.05(c)
“Valuation Period”	11.05(c)(ii)

Section 1.03                             Rules of Construction.

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the Issue Date, consistently applied;

(c)                                  “or” is not exclusive;

(d)                                 “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”;

(e)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)                                   unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(g)                                  words in the singular include the plural, and words in the plural include the singular;

(h)                                 all references to $, dollars, cash payments or money refer to United States currency; and

(i)                                     unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Sections 5.02, 7.01, or the Registration Rights Agreement, as applicable.

Section 1.04                             Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Company, as applicable.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.04.

(a)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(c)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.
THE NOTES

Section 2.01                             Designation and Amount.  The Notes shall be designated as the “ 3.50% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $300,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02                             Form and Dating.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  The Notes may have notations, legends or endorsements required by applicable law, securities exchange rules or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a)                                 Initial Notes.  The Notes initially shall be issued in the form of one Global Note that shall be deposited with the Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b)                                 Global Notes in General.  Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.  Payment of the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the Holders of Notes represented by such Global Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c)                                  Book-Entry Provisions.  This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.  The Company shall execute and the Trustee shall, in accordance with Section 2.03, authenticate and deliver Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depositary and (ii) shall be delivered to the Notes Custodian or pursuant to the Depositary’s instructions.

(d)                                 Legends.  Each Global Note shall bear the Global Securities Legend unless otherwise directed by the Company.

Section 2.03                             Execution and Authentication.  The Notes shall be executed on behalf of the Company by any Officer.  The signature of such Officer on the Notes may be manual, facsimile or pdf.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

The Trustee shall authenticate (i) Notes for original issue on the Issue Date in an aggregate principal amount of $300,000,000, and (ii) any additional Notes issued pursuant to Section 2.14 for original issue after the Issue Date, in each case upon Company Order, which Company Order shall, in the case of any issuance of additional Notes, certify that such issuance is in compliance with Section 2.14.  In addition, each such Company Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Certificated Notes.  The Trustee, in accordance with any such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in minimum denominations of $1,000 of principal amount and integral multiples thereof.

The Trustee may appoint authenticating agents.  The Trustee may at any time after the Issue Date appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.04                             Registrar, Paying Agent and Conversion Agent.  The Company shall maintain in the continental United States an office or agency where Notes may be presented for registration of transfer or exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of Notes, the Notes held by each Holder and the transfer, exchange and conversion of the Notes (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any such additional paying agents.  The term Conversion Agent includes any such additional conversion agents.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture, which (i) shall implement the provisions of this Indenture relating to such agent and (ii) in the case of the Paying Agent, shall include the provisions set forth in Section 5.05.  The Company shall promptly notify the Trustee of the name and address of any such agent, and of any change therein.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, any presentations, surrenders, notices and demands required to be made by, or at the office of, any such agent may be made or served at the Corporate Trust Office or in accordance with Section 15.01; provided that the Trustee shall be entitled to appropriate compensation therefor pursuant to Section 8.06.  The Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes.  The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts; provided that the Paying Agent, Conversion Agent and Registrar must be located within the continental United States.

Section 2.05                             Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06                             Transfer and Exchange.

(a)                                 Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.04, (i) the Company shall execute, and the Trustee (or any authenticating agent) upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.04 regarding the designated transferee or transferees in the Register.  No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of the Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to the Registrar.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note surrendered for conversion or any Note in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be converted or  purchased in part by the Company, the portion of such Note not to be so converted or purchased).

(b)                                 Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)                                  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)                                 Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of the Notes upon transfer or exchange of the Notes.

(e)                                  Transfer Restrictions.

(i)                                     Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(ii)                                  No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(f)                                   Legends on the Common Stock.  Except as provided elsewhere in this Indenture, any stock certificate representing shares of Common Stock issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (I) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has been declared effective under the Securities Act or (ii) in accordance with Rule 144, or (II) such requirement is waived by the Company.

(g)                                  Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.  The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.

Section 2.07                             Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction reasonably satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee upon receipt of Company Order shall authenticate, a replacement Note.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond reasonably sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.  Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.10, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Purchase Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent

(other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to Article 11 and that are required to be cancelled pursuant to Section 2.10 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company or its Subsidiaries, pursuant to Section 2.14 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives).  For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to Articles 7 and 10) only outstanding Notes shall be considered in any such determination.  In addition, for the purpose of any such determination, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.08 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.09                             Temporary Notes.  Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes.  Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.04 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.10                             Cancellation.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including pursuant to Section 3.01 or Section 2.14, other than Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange, or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.11                             Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.08 and Section 2.12(a)(ii), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12                             Transfer of the Notes.

(a)                                 Notwithstanding any other provisions of this Indenture or the Notes, (A) any transfer of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); and (B) any exchange of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii).  All such transfers and exchanges shall comply with the Applicable Procedures to the extent so required.

(i)                                     Transfer of Global Note.  A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note.  No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii)                                  Restrictions on Exchange of a Beneficial Interest in a Global Note for a Certificated Note.

(A)                               A Certificated Note will be issued and delivered:

(1)                                 to each person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days of such notice; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation; or

(2)                                 if an Event of Default has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Notes be exchanged for Certificated Notes.

Notwithstanding anything to the contrary in this Indenture or in the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Certificated Note in accordance with this Section 2.12(a)(ii).

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order, the Trustee shall authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B)                               Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1)                                 the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2)                                 the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner of any Certificated Notes in an equivalent amount to such beneficial interest in such Global Note; and

(3)                                 the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)                               Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled.  If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b)                                 None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c)                                  None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a DTC participant or other Person with respect to the accuracy of the records of DTC or its nominee or of any DTC participant, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC participant, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Note).  The rights of beneficial owners in the Global Note shall be exercised only through DTC subject to the Applicable Procedures, other than the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.12(a)(ii).  The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.  Subject to the exceptions set forth in the second preceding sentence, the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with DTC, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.  None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the DTC and any DTC participant or between or among DTC, any such DTC participant and/or any

Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(d)                                 Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as a Holder of such Global Note.

Section 2.13                             CUSIP and ISIN Numbers.

(a)                                 The Company, in issuing the Notes, shall use restricted CUSIP, ISIN or other similar numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed therefrom.  At such time as the legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed.  The Company and the Trustee may use CUSIP, ISIN or other similar numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP, ISIN or other similar number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP, ISIN or other similar numbers.

(b)                                 Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number.  At such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.14                             Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes with the same terms as the Notes initially issued hereunder (other than differences in the issue price and the date from which interest will accrue on such additional Notes and as to the Issue Date with respect to such additional Notes in an unlimited aggregate principal amount, provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 15.03, as the Trustee shall reasonably request.  In addition, upon the reasonable request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover such matters required by Section

15.03.  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

ARTICLE 3.
FUNDAMENTAL CHANGE PURCHASE RIGHT

Section 3.01                             Fundamental Change Permits Holders to Require Company to Purchase Notes.  If a Fundamental Change occurs at any time, a Holder shall have the right, at its option, to require the Company to purchase for cash all or any portion of its Notes equal in minimum principal amount to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) that is specified by the Company in the Fundamental Change Purchase Notice for such Fundamental Change and that is not less than 20 Business Days nor more than 35 Business Days immediately following the relevant Fundamental Change Notice Date, at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Note to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Record Date for the payment of interest, and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record of such Note on such Record Date, and the Fundamental Change Purchase Price shall instead be equal to 100% of the principal amount of such Note.

Section 3.02                             Fundamental Change Purchase Right Notice.  On or before the tenth calendar day after the occurrence of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder, the Trustee and the Paying Agent.  Such Fundamental Change Notice shall state:

(a)                                 the transaction or event causing the relevant Fundamental Change and whether it is a Make-Whole Fundamental Change;

(b)                                 the effective date of such Fundamental Change;

(c)                                  the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this Article 3;

(d)                                 the Fundamental Change Purchase Price;

(e)                                  the Fundamental Change Purchase Date;

(f)                                   the name and address of the Paying Agent and the Conversion Agent, if applicable;

(g)                                  the Conversion Rate in effect on the Fundamental Change Notice Date and, if the relevant Fundamental Change constitutes a Make-Whole Fundamental Change, any adjustment that will be made to the Conversion Rate for a Holder that converts its Note in connection with such Make-Whole Fundamental Change pursuant to Section 11.07;

(h)                                 that the Fundamental Change Purchase Price for any Notes as to which a Fundamental Change Purchase Notice has been duly delivered and not withdrawn will be paid on the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Notes;

(i)                                     that payment may be collected only if the Notes to be purchased are surrendered to the Paying Agent;

(j)                                    the procedures the Holder must follow to exercise its right to require the Company to purchase such Holder’s Notes under this Article 3 and the procedures that a Holder must follow to convert its Note pursuant to Article 11;

(k)                                 the conversion rights of the Notes, including an explanation that a condition to conversion has been satisfied;

(l)                                     that any Notes with respect to which a Fundamental Change Purchase Notice has been given may be converted only if such Fundamental Change Purchase Notice is validly withdrawn in accordance with the terms of this Indenture;

(m)                             the procedures for withdrawing a Fundamental Change Purchase Notice;

(n)                                 that unless the Company defaults in making payment of such Fundamental Change Purchase Price on the Notes surrendered for purchase by the Company, interest, if any, on Notes for which a Fundamental Change Purchase Notice has been validly given and not withdrawn will cease to accrue on and after the Fundamental Change Purchase Date;

(o)                                 the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(p)                                 such other information as the Company reasonably determines is appropriate to include therein.

Section 3.03                             Fundamental Change Purchase Notice.

(a)                                 To exercise its purchase right upon the occurrence of a Fundamental Change under Section 3.01, a Holder or beneficial owner of a Note, as the case may be, must (i) deliver, by the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with the duly completed Form of Fundamental Change Purchase Notice on the reverse side of any Note that such Holder is tendering for purchase (such notice, a “Fundamental Change Purchase Notice”) to the Paying Agent if the Notes that such Holder is delivering for purchase are Certificated Notes, or (ii) comply with the Applicable Procedures if the Notes (or portions thereof) being delivered for purchase are Global Notes.  The Fundamental Change Purchase Notice must state:

(i)                                     if the Notes being delivered for purchase are Certificated Notes, the certificate numbers of such Notes;

(ii)                                  the portion of the principal amount of Notes to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)                               that such Notes shall be purchased by the Company pursuant to the terms and conditions specified in this Article 3 and in the Notes.

(b)                                 In the case of Certificated Notes, unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Notes.

(c)                                  After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.  Such notice of withdrawal shall state:

(i)                                     the principal amount of any Notes with respect to which the Fundamental Change Purchase Notice is to be withdrawn, which must equal $1,000 or an integral multiple thereof;

(ii)                                  if the Notes to be withdrawn are Certificated Notes, the certificate numbers of the Notes to be withdrawn; and

(iii)                               the principal amount, if any, which amount must equal $1,000 or an integral multiple thereof, that remains subject to the original Fundamental Change Purchase Notice.

In the case of a Global Note, the beneficial owner of an interest therein who has surrendered such interest for repurchase pursuant to this Article 3 must comply with Applicable Procedures to withdraw such repurchase request.

Section 3.04                             Effect of Fundamental Change Purchase Notice.

(a)                                 If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above.

(b)                                 Upon the Paying Agent’s receipt of (x) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (y) the Notes to which such Fundamental Change Purchase Notice pertains, the Holder of Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above, to receive the Fundamental Change Purchase Price with respect to such Notes promptly on the later of (i) the Fundamental Change Purchase Date and (ii) if the Notes are Certificated Notes,

the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the date of book-entry transfer.

(c)                                  If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.05 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Notes for which the Holders thereof have delivered and not validly withdrawn a Fundamental Change Purchase Notice in accordance with Section 3.03(c) above:

(i)                                     such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as the case may be); and

(ii)                                  all other rights of the Holders with respect to the tendered Notes shall terminate (other than the right to receive payment of the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and previously accrued and unpaid interest, if any).

Section 3.05                             Deposit of Fundamental Change Purchase Price.  Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.05(b)) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 3.03) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.03 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 3.06                             Notes Purchased in Part.  Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the purchased portion of the Note surrendered.

Section 3.07                             Covenant to Comply with Securities Laws Upon Purchase of the Notes.  In connection with any offer to purchase Notes under this Article 3, the Company shall, if required, (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO (or any successor form thereto) and any other required schedule under the Exchange Act, and (c) otherwise comply with all applicable U.S. federal and state securities laws, in each case so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified herein.

Section 3.08                             Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall, subject to Section 8.06, return any such excess to the Company.

Section 3.09                             Covenant Not to Purchase Notes Upon Certain Events of Default.

(a)                                 Notwithstanding anything to the contrary in this Article 3, the Company shall not purchase any Notes under this Article 3 if there has occurred and is continuing an Event of Default with respect to the Notes, unless the payment by the Company of the Fundamental Change Purchase Price will cure such Event of Default.

(b)                                 If a Fundamental Change Purchase Notice is delivered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.03(c) above, and, pursuant to this Section 3.09, the Company is not permitted to purchase Notes, the Paying Agent will deem withdrawn such Fundamental Change Purchase Notice.

(c)                                  If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 4.
OPTIONAL REDEMPTION

Section 4.01                             No Optional Redemption.  No sinking fund is provided for the Notes.  The Notes will not be redeemable at the Company’s option prior to the Maturity Date.

ARTICLE 5.
COVENANTS

Section 5.01                             Payment of the Notes.

(a)                                 The Company shall promptly make all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture.  If the Company is required to pay any amounts of cash to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 11:00 a.m., New York City time, on the required date.  Interest on Certificated Notes shall be payable (i) to a Holder of a Certificated Note having an aggregate principal amount of $2,000,000 or less, by check mailed to such Holder at its address as it appears in the Register and (ii) to a Holder of a Certificated Note having an aggregate principal amount of more than $2,000,000, either by check mailed to such Holder or, upon written application by such Holder to the Registrar before the fifth Business Day prior to the relevant Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.  The Company shall  make, or cause the Paying Agent to make, all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

(b)                                 The Company shall make any required interest payments, if any, to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment.  The principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 5.02                             SEC and Other Reports.

(a)                                 The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02(a) at the time such documents are filed via the EDGAR system.

(b)                                 Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.03                             Compliance Certificate.  Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2014) of the Company, the Company shall deliver to the Trustee at its Corporate Trust Office in accordance with Section 15.01, making specific reference to this Indenture, the Notes and the Company, an Officer’s Certificate indicating whether each signer thereof knows of any Default that occurred during the previous year and, if so, shall specify each such Default and the nature and status thereof of which it may have knowledge and what action the Company is taking or proposes to take in respect thereof.

Section 5.04                             Further Instruments and Acts.  Upon the reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05                             Provisions as to Paying Agent.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of Notes;

(ii)                                  that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such due date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price, if applicable), interest or the consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, New York City, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 5.06                             Delivery of Certain Information.  If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of the Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time.  The Company will take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

ARTICLE 6.
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01                             Company May Consolidate, Merge or Sell Its Assets on Certain Terms.  The Company shall not consolidate with, merge with or into or enter into any similar transaction with, or convey, transfer or lease all or substantially all of its property and assets to, any Person unless:

(a)                                 the resulting, surviving or transferee Person, if not the Company, (the “Successor Company”) is (and, if the Company will remain a party to the Notes and this Indenture after giving effect to such transaction and the requirements in respect thereof under this Indenture, the Company is) a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Company (if other than the Company) expressly assumes, by executing and delivering to the Trustee a supplemental indenture, all of the Company’s obligations under the Notes and under this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

(c)                                  the Company and the Successor Company (if other than the Company) shall have delivered to the Trustee an Officer’s Certificate stating that:

(i)                                     each of (x) such consolidation, merger (or similar transaction), conveyance, transfer or lease and (y) such supplemental indenture comply with this Article 6; and

(ii)                                  all conditions precedent provided herein relating to such transaction have been complied with.

For purposes of this Section 6.01, any conveyance, transfer or lease of properties and assets of one or more Subsidiaries of the Company that would, if the Company had held such properties and assets directly, have constituted the conveyance, transfer or lease of substantially all of the Company’s properties and assets shall be treated as such hereunder.

Section 6.02                             Guarantors May Consolidate, Merge or Sell Their Assets on Certain Terms.  A Guarantor shall not consolidate with, merge with or into or enter into any similar transaction with, or convey, transfer or lease all or substantially all of its property and assets to, any Person unless:

(a)                                 the resulting, surviving or transferee Person, if not the Guarantor, (the “Successor Guarantor”) is (and, if the Guarantor will remain a party to the Notes and this Indenture after giving effect to such transaction and the requirements in respect thereof under this Indenture, the Guarantor is) a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Guarantor (if other than the Guarantor) expressly assumes, by executing and delivering to the Trustee a supplemental indenture, all of the Guarantor’s obligations under the Notes and under this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

(c)                                  the Guarantor and the Successor Guarantor (if other than the Guarantor) shall have delivered to the Trustee an Officer’s Certificate stating that:

(i)                                     each of (x) such consolidation, merger (or similar transaction), conveyance, transfer or lease and (y) such supplemental indenture comply with this Article 6; and

(ii)                                  all conditions precedent provided herein relating to such transaction have been complied with.

For purposes of this Section 6.02, any conveyance, transfer or lease of properties and assets of one or more Subsidiaries of the Guarantor that would, if the Guarantor had held such properties and assets directly, have constituted the conveyance, transfer or lease of substantially all of the Guarantor’s properties and assets shall be treated as such hereunder.

The foregoing limitations in this Section 6.02 shall not apply to any consolidation with, merger with or sale, conveyance, transfer or lease of assets to the Company or another Guarantor of the Notes.

Section 6.03                             Successor Corporation to be Substituted.  Upon any such consolidation, merger (or similar transaction), conveyance, transfer or lease and the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the Company’s property and assets, be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue in its own name, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee upon receipt of a Company Order shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  Upon any such consolidation, merger (or similar transaction), conveyance or transfer (but not upon a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 6 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger (or similar transaction), conveyance, transfer or lease, changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 7.
DEFAULTS AND REMEDIES

Section 7.01                             Events of Default.

(a)                                 Each of the following events shall constitute an “Event of Default”:

(i)                                     the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(ii)                                  the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise;

(iii)                               the failure by the Company to deliver the consideration due upon the conversion of any Notes;

(iv)                              the failure by the Company to give a Fundamental Change Notice in accordance with Section 3.02, a notice of a Make-Whole Fundamental Change in accordance with Section 11.07 or a Specified Corporate Transaction Notice in accordance with Section 11.01(b)(iv), in each case when due;

(v)                                 the failure by the Company to comply with its obligations under Article 6 hereof;

(vi)                              the default by the Company in the performance of, or the breach of any other covenant or agreement of the Company in, the Notes or this Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 7.01(a)(i) through 7.01(a)(v) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes then outstanding;

(vii)                           a default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company and/or any of its Subsidiaries for money borrowed, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor, in excess of $50,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is thereafter created, which default (1) results in such indebtedness becoming or being declared due and payable or (2) constitutes a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of Notes then outstanding has been received;

(viii)                        a final judgment for the payment of $50,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished;

(ix)                              the Company, the Guarantors or any then-current Significant Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x)                                 an involuntary case or other proceeding shall be commenced against the Company, the Guarantors or any then-current Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(b)                                 Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee at its Corporate Trust Office, in accordance with Section 15.01, written notice thereof in the form of an Officer’s Certificate describing each Event of Default or Default that has occurred and is continuing and its status and explaining what action the Company is taking or proposes to take in respect thereof, which notice shall make explicit reference to this Indenture, the Notes and the Company.

(c)                                  Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Company to comply with its obligation to file reports, information or documents with the Trustee pursuant to Section 5.02(a) (the “Company’s Filing Obligations”) shall for the first 90 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes equal to 0.50% per annum of the principal amount of such Notes outstanding for each day during such 90-day period on which such Event of Default is continuing (in addition to any Additional Interest that may be payable pursuant to the Registration Rights Agreement).  If the Company makes such election to pay Additional Interest, such Additional Interest shall be payable in arrears on each Interest Payment Date following the date on which such Event of Default first occurred in the same manner as stated interest payable on the Notes.  On the 91st day following the date on which such Event of Default first occurred (if the failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 91st day), the Notes shall be subject to acceleration as provided in Section 7.02.  The provisions contained in this Section 7.01(c) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.01(c) or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes will immediately be subject to acceleration as provided in Section 7.02.  In order to elect to pay Additional Interest as the sole remedy for the first 90 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company must notify, in the manner provided for in Section 15.01, all Holders of Notes, the Paying Agent and the Trustee of such election at any time on or before the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Additional Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Indenture, the Notes and the Company).  Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Additional Interest is payable.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.  Upon failure by the Company to timely give such notice to pay such Additional Interest, or if the Company has provided such notice but has failed to pay such Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 7.02.  If Additional Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 7.02                             Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(a)(ix) or 7.01(a)(x) with respect to the Company or any of the Guarantors) occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest on, all of the Notes then outstanding, to be due and payable immediately, and upon such a declaration, the same shall be immediately due and payable.  If an Event of Default specified in Section 7.01(a)(ix) or 7.01(a)(x) occurs with respect to the Company or any of the Guarantors, 100% of the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, be and become immediately due and payable, to the fullest extent permitted by applicable law.  The Holders of a majority in aggregate principal amount of Notes at the time outstanding, by written notice to the Trustee and the Company, and without notice to any other Holder, may rescind any acceleration of the Notes if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that has become due solely by such acceleration, have been cured or waived.  Any such rescission shall not affect any subsequent Default or impair any right consequent thereon.

Section 7.03                             Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on the Notes or to enforce the payment and performance of any provision of the Notes or this Indenture (including for sums owed to the Trustee and its agents and counsel).

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.04                             Waiver of Defaults.  The Holders of a majority in aggregate principal amount of Notes at the time outstanding, by written notice to the Trustee and the Company and without notice to any other Holder, may waive any current or past Default or Event of Default, except with respect to (a) any failure by the Company to pay the principal of or accrued interest on the Notes (including the Fundamental Change Purchase Price, if applicable), (b) any failure by the Company to comply with its obligations to purchase Notes when required to do so under Article 3, (c) any failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (d) any covenant or provision of this Indenture or the Notes that under Section 10.02 cannot be modified or amended without the consent of all Holders.  Any such waiver shall not affect any subsequent or other Default or impair any right consequent thereon.

Section 7.05                             Control by Majority.  The Holders of a majority in aggregate principal amount of Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability and (ii) for the avoidance of doubt, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense caused by taking such action.

Section 7.06                             Limitation on Suits.  Except to enforce its rights as provided in Section 7.07, no Holder may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder shall have previously given to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)                                 the Holders of at least 25% in aggregate principal amount of Notes at the time outstanding shall have made a written request to the Trustee to take such action;

(c)                                  such Holder or Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs and other liabilities of compliance with such written request;

(d)                                 the Trustee shall not have complied with such written request during the first 60 days after receiving such notice, request and offer of security or indemnity; and

(e)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes shall not have given the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such use prejudices the rights of such other Holder or obtains a preference or priority over such Holder).

Section 7.07                             Rights of Holders to Receive Payment; Suit Therefor.  Notwithstanding any other provision of this Indenture, each Holder shall have the right to receive payment or delivery, as the case may be, of (i) the principal (including the Fundamental Change Purchase Price, if applicable) of, (ii) accrued and unpaid interest on, and (iii) the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 7.06.  Payments of the Fundamental Change Purchase Price, cash due upon conversion (if any), and principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the applicable required payment date.

Section 7.08                             Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(a)(i) or 7.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other the amounts provided for in Section 8.06.

Section 7.09                             Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.06.

Section 7.10                             Priorities.  Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes and any other monies or property distributable in respect of the Company’s obligations under this Indenture following an Event of Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) with respect to the Company shall be applied in the following order:

FIRST:  to the Trustee (including any predecessor trustee) for amounts due under Section 8.06;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest, if any, payment of the Fundamental Change Purchase Price and the cash deliverable upon conversion of the Notes then submitted for conversion, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in aggregate principal amount of Notes at the time outstanding.

Section 7.12                             Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8.
TRUSTEE

Section 8.01                             Duties of Trustee.

(a)                                 If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default known to the Trustee:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties, covenants, responsibilities or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this sub-section (c) does not limit the effect of the remainder of this Section 8.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture absent negligence or willful misconduct.

(d)                                 Money held by the Trustee hereunder need not be segregated from other funds except to the extent required by law.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(f)                                   Whether herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8, and the provisions of this Article 8 shall apply to the Trustee, Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent.

(g)                                  The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default, other than a failure by the Company to make any payment on the Notes when due, unless (i) written notice of such default or Event of Default from the

Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture or (ii) a Trust Officer shall have actual knowledge thereof.

Section 8.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel and may conclusively rely upon such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care hereunder.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents, Bid Solicitation Agent and Conversion Agent.

(i)                                     The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k)                                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 8.03                             Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Bid Solicitation Agent (if other than the Company), Conversion Agent or co-Registrar may do the same with like rights.  However, the Trustee must comply with Section 8.10.

Section 8.04                             Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 8.05                             Notice of Defaults.  If a Default or Event of Default occurs and is continuing and is known to a Trust Officer, the Trustee shall deliver to each Holder notice of such Default or Event of Default within 90 days after it occurs, or if later, promptly after the Trustee obtains knowledge of such Default; provided that except in the case of a Default described in Section 7.01(a)(i), 7.01(a)(ii) or 7.01(a)(iii), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 8.06                             Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for all services rendered by it hereunder in any capacity.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts and of all Persons not regularly in its employ.  The Company shall hold harmless and fully indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this Indenture, the trust created hereby and the performance of its duties hereunder in any capacity, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person).  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b)                                 To secure the Company’s payment obligations under this Section 8.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on particular Notes.

(c)                                  The Company’s payment obligations pursuant to this Section 8.06 shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  If the Trustee incurs expenses (including the reasonable charges and expenses of its counsel) after the occurrence of a Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) with respect to the Company, the expenses are intended to constitute expenses of administration under applicable bankruptcy laws.

(d)                                 “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(e)                                  The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 8.07                             Replacement of Trustee.

(a)                                 The Trustee may resign at any time by notifying the Company in writing and by mailing notice thereof to the Holders at their addresses as they shall appear on the Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor

Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself or herself and all others similarly situated, at the expense of the Company, petition any such court for the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall cease to be eligible in accordance with the provisions of Section 8.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)                                  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)                                  The Holders of a majority in aggregate principal amount of Notes at the time outstanding may at any time remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee, unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as specified in clause (a) above, may at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08                             Acceptance by Successor Trustee.  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor

Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act.  Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.  Any Trustee ceasing to act shall, nevertheless, retain a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.10.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09                             Successor Trustee by Merger.

(a)                                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including administration of this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that if such successor Trustee is not eligible to act as Trustee pursuant to Section 8.10, such successor Trustee shall promptly resign pursuant to Section 8.07.

(b)                                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 8.10                             Eligibility; Disqualification.  The Trustee must be a Person who is eligible to act as an indenture trustee under the TIA and must have a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

ARTICLE 9.
DISCHARGE OF INDENTURE

Section 9.01                             Discharge of Liability on Notes.  When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Purchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (and/or, if applicable, shares of Common Stock, solely to satisfy outstanding conversions) sufficient to pay, or, if applicable, satisfy the Company’s Conversion Obligation with respect to, all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and, in either case, the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 8.06, cease to be of further effect with respect to the Notes or any Holders.  At the cost and expense of the Company, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel.

ARTICLE 10.
AMENDMENTS

Section 10.01                      Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)                                 cure any ambiguity, mistake, omission, defect or inconsistency in this Indenture or in the Notes;

(b)                                 conform the terms of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum;

(c)                                  upon the occurrence of a Share Exchange Event, solely (i) provide that the Notes are convertible into Reference Property, subject to Section 11.03, and (ii) effect the related changes to the terms of the Notes required by Section 11.06, in each case, in accordance with Section 11.06;

(d)                                 provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 6;

(e)                                  add guarantees with respect to the Notes;

(f)                                   secure the Notes;

(g)                                  add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(h)                                 evidence a successor to the Guarantors as guarantors;

(i)                                     irrevocably elect a Settlement Method or eliminate, in the aggregate, any one or two Settlement Methods and/or irrevocably elect a Specified Dollar Amount; or

(j)                                    make any change that does not adversely affect the rights of any Holder.

Any amendment or supplement to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02                      With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes or may prospectively waive compliance with any provisions of the Notes or this Indenture; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no amendment or supplement to this Indenture or the Notes may:

(a)                                 reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture;

(b)                                 reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                                  reduce the principal amount or change the Maturity Date of any Note;

(d)                                 make any change that impairs or adversely affects the conversion rights of any Notes under Article 11 hereof or reduces the consideration due upon conversion;

(e)                                  reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f)                                   make any Note payable in a currency other than that stated in the Note;

(g)                                  change the ranking of the Notes;

(h)                                 modify or amend the terms and conditions of the obligations of the Guarantors as guarantors of the Notes in a manner that is adverse to the rights of the Holders of the Notes;

(i)                                     impair the right of any Holder to receive payment of the principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(j)                                    make any change to this Section 10.02 or to Section 7.04.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03                      Execution of Supplemental Indentures.  Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities under this Indenture of the Trustee.  If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture.  In executing any supplemental indenture hereto, the Trustee shall be provided with, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent have been satisfied in connection with the execution and delivery of such supplemental indenture, which requirements shall be non-waiveable by the Trustee.

Section 10.04                      Notices of Supplemental Indentures.  After an amendment or supplement to this Indenture or the Notes pursuant to Section 10.01 or 10.02 becomes effective, the Company shall promptly mail to each Holder a notice briefly describing such amendment or supplement to this Indenture.  The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Section 10.05                      Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 10, (a) this Indenture shall be modified in accordance therewith, (b) such supplemental indenture shall form a part of this Indenture for all purposes, and (c) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.06                      Notation on or Exchange of the Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE 11.
CONVERSIONS

Section 11.01                      Conversion Privilege and Consideration.

(a)                                 Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, (i) subject to satisfaction of one or more of the conditions described in Section 11.01(b), at any time prior to the Close of Business on the Business Day immediately preceding August 1, 2018 during the periods set forth in Section 11.01(b), and (ii) irrespective of the conditions described in Section 11.01(b), on or after August 1, 2018 and prior to the Close of Business on the second Scheduled

Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 21.4822 shares of Common Stock (subject to adjustment as provided in this Article 11, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.03, the “Conversion Obligation”).

(b)

(i)                                     Prior to the Close of Business on the Business Day immediately preceding August 1, 2018, the Notes may be surrendered, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion during any calendar quarter (and only during such calendar quarter) commencing after March 31, 2014, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on, and including, the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of Common Stock on such Trading Day is greater than or equal to 130% of the applicable Conversion Price on such Trading Day (such condition, the “Sale Price Condition”).  If the Sale Price Condition has been met, the Company will promptly notify Holders and the Conversion Agent that such condition has been met and of the resulting right of the Holders to convert their Notes.

(ii)                                  Prior to the Close of Business on the Business Day immediately preceding August 1, 2018, the Notes may be surrendered, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion during the five consecutive Business Day period immediately following any five consecutive Trading Day period (that five day consecutive Trading Day period, the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(b)(ii) and the definition of “Trading Price” in Section 1.01), was less than 98% of the product of (x) the Last Reported Sale Price of Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (such product, the “Intrinsic Value,” and such condition, the “Trading Price Condition”).  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 11.01(b)(ii) and the definition of Trading Price in Section 1.01.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of “Trading Price” in Section 1.01, along with appropriate contact information for each.

(A)                               The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested that the Bid Solicitation Agent determine the Trading Price of the Notes.  The Company shall have no obligation to make such a request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $2,000,000 principal amount of the Notes (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the Intrinsic Value of the Notes for such Trading Day and (y) requests that the Company request the Bid Solicitation Agent  to determine the

Trading Price of the Notes (or requests that the Company determine the Trading Price of the Notes if the Company is acting as Bid Solicitation Agent).

(B)                               Upon receipt from a Holder of such evidence and such a request, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day.

(C)                               If the Trading Price Condition has been met on any last Trading Day of the Measurement Period, the Company shall notify Holders and the Conversion Agent in writing, on or prior to the Business Day immediately following such Trading Day, of its satisfaction and of the resulting right of Holders to convert their Notes.  If, on any Trading Day after the Trading Price Condition has been met, the Bid Solicitation Agent (or the Company, if the Company is acting as Bid Solicitation Agent) determines that the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day, the Company shall promptly so notify the Holders and the Conversion Agent in writing that the Trading Price Condition is no longer met.

(iii)                               If the Company elects to:

(A)                               issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)                               distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, the Company shall mail notice to the Holders and the Conversion Agent describing such issuance or distribution, the Holders’ rights to convert their Notes in accordance with this Section 11.01(b)(iii), the Conversion Rate in effect on the date the Company mails such notice, and the effective date for any adjustments to the Conversion Rate that may be made as a result of such issuance or distribution.  Once the Company has given such notice, a Holder may surrender all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Company’s announcement that such issuance or distribution will not take place.  Holders of the Notes may not exercise this conversion right if they will participate (as a result of holding the Notes at the same time and on the same terms as Common Stock holders participate) in any of the transactions described above as if such Holder of the Notes held a number of shares of the Common Stock equal to the Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000, without having to convert their Notes.

(iv)                              If the Company or any third party publicly announces a transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or Share Exchange Event, or if any such transaction or event occurs (regardless of whether the Holders would have the right to require the Company to purchase their Notes pursuant to Article 3), the Company shall mail notice (a “Specified Corporate Transaction Notice”) of such specified corporate transaction or event to the Holders and the Conversion Agent promptly following the first public announcement of such transaction or event or, in the case that no public announcement is made, the occurrence of such transaction or event.  Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Company will use commercially reasonable efforts to announce or cause the announcement of such transaction or event in time to deliver the related Specified Corporate Transaction Notice at least 45 Scheduled Trading Days prior to the anticipated effective date for such transaction or event; provided that in no event will the Company be required to provide such notice to the Holders and the Conversion Agent before the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such transaction or event and (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such transaction or event.  For any such potential Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Specified Corporate Transaction Notice shall describe:

(A)                               the transaction or event;

(B)                               the anticipated effective date of such transaction or event;

(C)                               the Holders’ right to convert their Notes in accordance with Section 11.01(b)(iv);

(D)                               the Conversion Rate in effect on the date the Company mails such notice;

(E)                                that an adjustment to the Conversion Rate is expected to be made pursuant to Section 11.05 as a result of such transaction or event and the formula for determining such adjustment;

(F)                                 whether the relevant transaction or event is expected to constitute a Share Exchange Event, and, if so, that the Notes will become convertible into Reference Property, subject to the settlement provisions of this Indenture;

(G)                               whether the relevant transaction or event is expected to constitute a Fundamental Change, and, if so, that Holders will have the right to require the Company to purchase their Notes pursuant to Article 3; and

(H)                              whether the relevant transaction or event is expected to constitute a Make-Whole Fundamental Change, and, if so, that the Conversion Rate will be increased under Section 11.07 for Notes converted in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice, a Holder may surrender its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such transaction or event or, if such transaction or event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date.

Section 11.02                      Conversion Procedure.

(a)                                 To convert a Note or portion thereof, a Holder or beneficial owner, as the case may be, must (i) in the case of a Global Note, (a) comply with the procedures of the Depositary then in effect for converting a beneficial interest in a Global Note and (b) if applicable, pay all funds required under Section 11.02(g) and 11.02(h) below, and (ii) in the case of a Certificated Note, (a) complete and manually sign the Form of Notice of Conversion attached to such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (b) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents, (d) if applicable, pay all funds required under Section 11.02(h) below, and (e) if applicable, pay all funds required under Section 11.02(g) below.

(b)                                 A Note shall be deemed to have been converted at the Close of Business on the first Business Day (the “Conversion Date”) on which (i) the Holder thereof satisfies all of the requirements set forth in Section 11.02(a) with respect to such Note and (ii) the conversion of such Note is not otherwise prohibited by Section 3.04(a) hereof.

(c)                                  If the last day during any period on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day.  Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(d)                                 If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note, except that (i) such Holder shall have the right hereunder to receive the consideration due upon conversion and (ii) if the relevant Conversion Date occurred between a Record Date and on or prior to the corresponding Interest Payment Date, the Holder of record of such Note shall have the right to receive the related interest payment on such Interest Payment Date.

(e)                                  If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall upon receipt of a Company Order authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note.  Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Exchanges of Notes” of such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(f)                                   If any shares of Common Stock are to be delivered upon conversion, a converting Holder (or its designee) shall be treated as the holder of record of such shares as of the relevant Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period for such Note (in the case of Combination Settlement).

(g)                                  Notwithstanding Section 11.03(c), if a Holder converts its Note after the Close of Business on a Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, the Holder of such Note at the Close of Business on such Record Date shall receive, on such Interest Payment Date, the interest payment payable on such Note on such Interest Payment Date, however, Notes surrendered for conversion during such period must be accompanied by funds equal to the amount of interest payable on such Note on the corresponding Interest Payment Date; provided, however, that no such payment need be made: (i) if such a Note is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after such Record Date and on or prior to such corresponding Interest Payment Date and such Note is surrendered for conversion after such Record Date and on or prior to such corresponding Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.  As a result of the foregoing, the Company shall pay interest on the Maturity Date on all Notes converted after the Close of Business on the Record Date immediately preceding the Maturity Date, and converting Holders shall not be required to pay to the Company equivalent interest amounts.  Therefore, for the avoidance of doubt, all record Holders of Notes on the Record Date immediately preceding the Maturity Date and any Fundamental Change Purchase Date as described in clauses (i) and (ii) above, respectively, will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Record Date.

(h)                                 If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion; provided that if such tax is due because such converting Holder requested that such shares of Common Stock be issued in a name other than such Holder’s name, such Holder shall pay such tax.

Section 11.03                      Settlement Upon Conversion.

(a)                                 Except as provided in Section 11.07(e), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(a)(vi) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(a)(vi) (“Combination Settlement”), at the Company’s election (each of these settlement methods a “Settlement Method”).

(i)                                     All conversions whose Conversion Date occurs on or after August 1, 2018 shall be settled using the same Settlement Method.  Subject to the foregoing, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, and the Company may elect one Settlement Method with respect to one Conversion Date and another Settlement Method with respect to another Conversion Date.

(ii)                                  The Company shall deliver a notice (the “Settlement Method Notice”) of the Settlement Method elected by the Company in respect of any Conversion Date or any of the periods described below by written notice to the converting Holder, the Trustee and the Conversion Agent, prior to the Close of Business on the Scheduled Trading Day immediately following the relevant Conversion Date, (or, in the case of any other conversion whose Conversion Date is on or after August 1, 2018, no later than the Close of Business on the Scheduled Trading Day immediately preceding August 1, 2018).

(iii)                               Any Settlement Method Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Method Notice shall indicate the Specified Dollar Amount.  If the Company does not timely deliver a Settlement Method Notice prior to the deadline set forth in Section 11.03(a)(ii), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation for such conversion, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  If the Company elects Combination Settlement in respect of its Conversion Obligation in respect of a conversion but does not indicate a Specified Dollar Amount in the relevant Settlement Method Notice, the Specified Dollar Amount shall be deemed to be $1,000 in respect of such conversion.

(iv)                              The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of the Notes (the “Settlement Amount”) shall be computed as follows:

(A)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of fractional shares pursuant to Section 11.03(a)(vi);

(B)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period.

(v)                                 The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vi)                              The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day) in the case of Physical Settlement, or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period in the case of Combination Settlement.  For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(vii)                           Except as set forth in Section 11.06 and Section 11.07, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation (y) on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or (z) on the third Business Day immediately following the last VWAP Trading Day of the Observation Period, in the case of any other Settlement Method.

(b)                                 If a Holder surrenders more than one Note for conversion on a single Conversion Date, the number of shares of Common Stock, if any, that the Company will deliver, and the amount of cash that the Company will pay pursuant to Section 11.03(a)(vi) in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes so surrendered by such Holder.

(c)                                  If a Holder converts a Note, except as set forth in Section 11.02(g), (i) such Holder shall not receive any separate cash payment (in addition to the Conversion Obligation) for accrued and unpaid interest, if any, on such Note and (ii) the Company’s delivery to such converting Holder of the Conversion Obligation shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (A) the principal amount of such converted Note and (B) accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date.  As a result, subject to Section 11.02(g), accrued and unpaid interest, if any, on a converted Note to but, excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of the Notes, subject to Section 11.02(g), accrued and unpaid interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion, if any.

(d)                                 Notices.

(i)                                     On or prior to the second Business Day immediately following the Conversion Date for any Notes, the Company shall deliver written notice to the Trustee stating (1) the aggregate principal amount of Notes converted on such Conversion Date, (2) whether the Company has made a Settlement Method election with respect to such Conversion Date, and (3) if the Company has made a Settlement Method election for such Conversion Date, the Specified Dollar Amount for such Conversion Date (if applicable).

(ii)                                  On the first Business Day immediately following the last VWAP Trading Day of the Observation Period for each Conversion Date to which Cash Settlement or Combination Settlement applies, the Company shall deliver written notice to the Trustee stating (1) the aggregate principal amount of Notes that were converted on such Conversion Date, (2) the aggregate amount of cash and the aggregate number of Shares that the Company is obligated to deliver to settle all of the Notes converted on such Conversion Date, and (3) the Daily Conversion Values or Daily Settlement Amounts, as the case may be, for each VWAP Trading Day of the Observation Period for such Conversion Date.

Section 11.04                      Covenants Relating to Underlying Shares.

(a)                                 The Company shall, until all Notes cease to be outstanding and any consideration due upon conversion has been paid or delivered, as the case may be, reserve out of its authorized but unissued shares of Common Stock that have not been reserved for other purposes a number of shares of Common Stock, in the aggregate, equal to the product of the Maximum Conversion Rate and the aggregate principal amount of Notes then outstanding (expressed in thousands of dollars), to permit the conversion of the Notes.

(b)                                 The Company covenants that any shares of Common Stock delivered upon conversion of the Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim or from any taxes or charges with respect to the issue thereof.

(c)                                  The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of the Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)                                 In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed (if any) and will comply with any securities exchange rules applicable to the Notes and/or the Common Stock issuable upon conversion of the Notes.

Section 11.05                      Adjustments to the Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as described in this Section 11.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Notes, and at the same time as the holders of Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a)                                 Dividends, Distributions, Splits and Combinations.  If the Ex-Dividend Date occurs for any issuance by the Company of solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or a share combination of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as the case may be;

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as the case may be; and

OS1 =                 the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 11.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or combination, as the case may be.  If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced.  The “effective date,” with respect to a share split or combination, means the first date on which the shares of Common Stock trade in the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)                                 Adjustment for Rights Issue.  If the Ex-Dividend Date occurs for any issuance by the Company to all or substantially all holders of Common Stock of any rights, options or warrants entitling the holders of such rights, options or warrants for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X               =                 the total number of shares of Common Stock issuable pursuant to such rights, options or warrants;

Y               =                 the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants divided by (ii) the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this Section 11.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If no such rights, options or warrants are so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 11.05(b) not occurred.

For purposes of this Section 11.05(b) and Section 11.01(b)(iii)(A), in determining whether any issued rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  Other Distributions.

(i)                                     If the Ex-Dividend Date occurs for a distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock, excluding (A) dividends or distributions (including share splits) described in Section 11.05(a); (B) dividends or distributions of rights, options or warrants described in Section 11.05(b); (C) dividends or distributions paid exclusively in cash described in Section 11.05(d); and (D) Spin-Offs described in Section 11.05(c)(ii) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

where:

CR0  =             the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1  =             the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0  =                the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=             the fair market value, as determined by the Board of Directors, of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “SP0” (as defined above) minus “FMV” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 11.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights, options or warrants are not exercised, as applicable.

(ii)                                  With respect to an adjustment pursuant to this Section 11.05(c), if the relevant dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that is listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national or regional securities exchange or a reasonably comparable (as determined by the Board of Directors) non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0 =     the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to a holder of one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading

Day period immediately following, but excluding, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =              the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and the first VWAP Trading Day of the Observation Period occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “FMV0” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the first VWAP Trading Day of the Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to ten consecutive Trading Days deemed replaced with a reference to one (1) Trading Day; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, and including, the Ex-Dividend Date for a Spin-Off to, and including, the first Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, (a) the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with a reference to one (1) Trading Day, (b) the Company will deliver the Settlement Amount due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Valuation Period for such Spin-Off, (c) the relevant Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

Any adjustment made pursuant to this Section 11.05(c)(ii) shall become effective as of the Open of Business on the Ex-Dividend Date for the Spin-Off.  If such Spin-Off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-Off had not been declared.

For purposes of this Section 11.05(c) (and subject in all respect to Section 11.05(i)), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of the Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(c) (and no adjustment to the Conversion Rate under this Section 11.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.05(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.05(a), Section 11.05(b) and this Section 11.05(c), if any dividend or distribution to which this Section 11.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 11.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 11.05(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.05(a) and Section 11.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 11.05(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 11.05(b).

(d)                                 Adjustment for Cash Distributions.  If the Ex-Dividend Date occurs for any cash dividend or distribution by the Company to all or substantially all holders of the outstanding Common Stock (other than a regular quarterly cash dividend that does not exceed the applicable Dividend Threshold for the calendar year during which such Ex-Dividend date falls, and which is subject to adjustment as described below), the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0  =                the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T                =                 the applicable Dividend Threshold; provided, that if the dividend or distribution is not a regular quarterly cash dividend, then the Dividend Threshold will be deemed to be zero; and

C               =                 the amount in cash per share that the Company pays or distributes to holders of Common Stock.

If “SP0” (as defined above) minus “C” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Stock, the amount of cash such

Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such dividend or distribution.

Any adjustment made under this Section 11.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.

(e)                                  Adjustment for Tender Offers or Exchange Offers.  If the Company or any of its Subsidiaries makes a payment to holders of Common Stock in respect of a tender offer or exchange offer for the Common Stock (other than (x) distributions paid exclusively in cash for which an adjustment is made pursuant to Section 11.05(d) or (y) an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where:

CR0 =               the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 =               the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC =                    the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the shares purchased in such tender or exchange offer;

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the expiration time of such tender or exchange offer (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =                 the number of shares of Common Stock outstanding immediately after the expiration time of such tender or exchange offer (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1  =                the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under this Section 11.05(e) will be given effect immediately after the Close of Business on the Expiration Date.

Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note, and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one (1)”; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for a tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the Expiration Date for a tender offer or exchange offer to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, (a) the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one (1)”, (b) the Company will deliver the consideration due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer, (c) the Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the Holder of record of such shares as of the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer.

(f)                                   Holder Participation in Adjustment Events.  Notwithstanding the provisions set forth in clauses (a) through (e) above, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes with a Conversion Date occurring on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related

Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                                  Adjustments Not Yet Effective.  If, in the case of any conversion of a Note to which Combination Settlement applies, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, and

(i)                                     the record date for any issuance, dividend or distribution, the effective date for any share split or combination or the Expiration Date for any tender or exchange offer by the Company or its Subsidiaries that, in each case, would require an adjustment to the Conversion Rate pursuant to any of Section 11.05(a), (b), (c), (d) or (e) occurs prior to the Company’s delivery of such shares of Common Stock to the converting Holder;

(ii)                                  the applicable Conversion Rate for such VWAP Trading Day will not reflect such adjustment; and

(iii)                               the shares of Common Stock that the Company shall deliver to the converting Holder with respect to such VWAP Trading Day are not entitled to participate in the relevant event (because such shares were not held by such Holder on the related record date, effective date, Expiration Date or otherwise), then the Company will (i) in the case of any such issuance, dividend or distribution, deliver to the Holder of such Note, on the date on which such issuance, dividend or distribution is paid or made, the consideration that a Holder of a number of shares equal to the number of shares included in the Daily Settlement Amount for such VWAP Trading Day would be entitled to receive in respect of such issuance, dividend or distribution or (ii) in the case of any such share split or combination, tender offer or exchange offer, adjust the number of shares that the Company delivers to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately (as determined by the Company in consultation with a nationally recognized independent investment banking firm, which may be one of the Initial Purchasers, retained for this purpose) reflects the relevant transaction or event.

(h)                                 Other Adjustments.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each in good faith and in a commercially reasonable manner to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, the effective date or the Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

(i)                                     Shareholder Rights Plans.  To the extent that the Company has a shareholder rights plan in effect at the time a Holder converts any Notes, if Physical Settlement applies to such Notes, on the Conversion Date for such Notes, and, if Combination Settlement applies to such Notes, in respect of any VWAP Trading Day in the Observation Period applicable to such Notes, such Holder will be deemed to be the record holder of, and, in addition to any Common Stock the Company delivers in connection with such conversion for such Conversion Date or such VWAP Trading Day, as the case may be, receive on the applicable conversion settlement date, the rights under the shareholder rights plan, unless the rights have separated from the Common Stock prior to such Conversion Date or such VWAP Trading Day, as the case may be, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all of the holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 11.05(c); provided that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 11.05(c).

(j)                                    No Adjustments.  Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.  In addition, notwithstanding the foregoing, the Conversion Rate will not be adjusted (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued; (iv) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (e) of Section 11.05; (v) solely for a change in the par value of Common Stock; or (vi) for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any Make-Whole Fundamental Change, (ii) in the case of any Note to which Physical Settlement applies or to which Cash Settlement applies following a replacement of Common Stock by the Reference Property consisting solely of cash, prior to the Close of Business on the Conversion Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies (other than as described in clause (ii) above), prior to the Open of Business on the first VWAP Trading Day of the applicable Observation Period and each subsequent VWAP Trading Day of the Observation Period, and (iv) prior to the Close of Business on any other date on which the Conversion Rate is referred to for purposes of determining the consideration deliverable upon settlement of a Note. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

(k)                                 Voluntary Increases.  In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.05, and to the extent permitted by applicable law and any applicable securities exchange rules, from time to time, the Company may (but is not required to) increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days (i) if the Board of Directors determines that such increase would be in the best interest of the Company or (ii) to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or a similar event; provided that the Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Section 11.05(k), that would result in a reduction of the Conversion Price to less than the par value per share of Common Stock.  The Company will give the Trustee and the Holders at least 15 days’ notice of any such increase.

(l)                                     No Adjustments Resulting in Decrease.  If the application of the foregoing formulas in clauses (a), (b), (c), (d) and (e) of this Section 11.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a share combination pursuant to clause (a) of this Section 11.05 or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this Indenture).

(m)                             Notice of Certain Potential Events.  In connection with any event that will require an adjustment to the Conversion Rate pursuant to this Section 11.05 or any Share Exchange Event or any event or transaction described in Section 6.01 (unless prior notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall, promptly following the first public announcement of such event or transaction, mail to the Holders a notice of such transaction or event describing the event, the anticipated occurrence or effective date, as the case may be, the methodology for determining the relevant adjustment (if applicable) to the Conversion Rate or other terms of the Notes and such other information as the Company reasonably determines is appropriate to include.

(n)                                 Notice of Adjustments.  Whenever the Conversion Rate is adjusted as herein provided, the Company will deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based upon which such Officer’s Certificate the Trustee may conclusively rely.  Unless and until a Trust Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Neither the Trustee nor Conversion Agent shall be responsible for, and shall not make any representation as to the validity or value of, any Common Stock, securities or assets issued upon settlement of the Notes or as to the accuracy of any calculation made hereunder.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register.

Failure to deliver such notice shall not affect the legality or validity of any such adjustment.  In addition, the Company will issue a press release containing the relevant information or make such information available on the Company’s website.

Section 11.06                                  Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of Common Stock (other than a change resulting from a subdivision or combination);

(ii)                                  any consolidation, merger, combination or similar transaction involving the Company;

(iii)                               any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Reference Property Unit”), then the Company or the successor or purchasing company, as the case may be, shall execute a supplemental indenture in form satisfactory to the Trustee providing that, at and after the effective time of such Share Exchange Event, the consideration due upon conversion of any Notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article 11 were instead a reference to the same number of Reference Property Units.

If a Share Exchange Event causes the Common Stock to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property shall be deemed to be the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.  In connection with any adjustment to the Conversion Rate described above, the Company will also adjust the applicable Dividend Threshold based on the number of shares of Common Stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property.  If the Reference Property is composed solely of non-stock consideration, the applicable Dividend Threshold will be zero.  Notwithstanding anything to the contrary herein, if the Reference Property Unit consists entirely of cash, then the

Company will be deemed to elect Cash Settlement in respect of all conversions whose Conversion Date occurs after the effective date of the Share Exchange Event described above, and the Company will pay the cash due upon such conversions no later than the third Business Day after the Conversion Date.  For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

Such supplemental indenture described in the second immediately preceding paragraph shall provide, to the extent the Reference Property is comprised, in whole or in part, of Common Equity, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 11.  If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Company or, in the case of a transaction described in Article 6, the Successor Company, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of Notes, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Article 3, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 If the Company executes a supplemental indenture pursuant to this Section 11.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Share Exchange Event, the composition of a Reference Property Unit for such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Share Exchange Event under this Indenture have been complied with.  Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture.  The Company shall also issue a press release containing such information and shall make such press release available on its website.

(c)                                  The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 11.06.  None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes as set forth in Section 11.02 and Section 11.01 prior to the effective date of such Share Exchange Event.

(d)                                 The provisions of this Section 11.06 shall apply successively to successive Share Exchange Events.

Section 11.07                      Adjustment to Conversion Rate Upon Certain Transactions.

(a)                                 If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Note in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 11.07, increase the Conversion Rate for such Note by the number of additional shares of Common Stock (the “Additional Shares”) determined under this Section 11.07.  For the purposes of this Section 11.07, a conversion of the Notes shall be deemed to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of such Notes is received by the Conversion Agent from, and including, the date on which such

Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 45th Trading Day immediately following the Make-Whole Fundamental Change Effective Date).  The Company shall notify Holders, the Trustee and Conversion Agent promptly of the first public announcement by the Company or a third party of an event or transaction that the Company reasonably determines would, if consummated, constitute a Make-Whole Fundamental Change.  Upon receiving notice or otherwise becoming aware of a potential transaction or event that would, if consummated, constitute a Make-Whole Fundamental Change, the Company shall use commercially reasonable efforts to announce or cause the announcement of such potential Make-Whole Fundamental Change in time to deliver such notice at least 45 Scheduled Trading Days prior to the anticipated effective date for such transaction or event; provided that in no event will the Company be required to provide such notice to the Holders, Trustee or Conversion Agent before the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such transaction and (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such transaction or event.

(b)                                 The number of Additional Shares by which the Conversion Rate shall be increased for a Note converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the stock price paid (or deemed paid) per share of Common Stock in the Fundamental Change, as determined pursuant to clause (e) below (such stock price, the “Stock Price”).

(c)                                  The Stock Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 11.05.  The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate in effect immediately after such adjustment.  The number of Additional Shares set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 11.05.

(d)                                 The following table sets forth the Stock Prices and Make-Whole Fundamental Change Effective Dates and the number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price:

Make-Whole
Fundamental
Change Effective	Stock Price
Date	$36.51	$39.50	$43.00	$46.55	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$85.00	$100.00
February 11, 2014	5.9075	5.0286	3.7235	2.7274	1.9993	1.2496	0.7558	0.4356	0.2339	0.1127	0.0250	0.0167
February 1, 2015	5.9075	5.1825	3.8092	2.7652	2.0061	1.2315	0.7287	0.4090	0.2122	0.0979	0.0231	0.0167
February 1, 2016	5.9075	5.1997	3.7600	2.6738	1.8943	1.1158	0.6270	0.3294	0.1562	0.0651	0.0209	0.0167
February 1, 2017	5.9075	4.9759	3.4783	2.3690	1.5951	0.8573	0.4280	0.1915	0.0742	0.0313	0.0202	0.0167
February 1, 2018	5.9075	4.4606	2.8845	1.7665	1.0421	0.4355	0.1537	0.0490	0.0267	0.0234	0.0202	0.0167
February 1, 2019	5.9075	3.8343	1.7736	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

In the event that the exact Stock Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:

(i)                                     if the Stock Price is between two Stock Prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the applicable number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates based on a 365- or 366-day year, as applicable;

(ii)                                  if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate; and

(iii)                               if the Stock Price is less than $36.51 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Section 11.07, in no event will the Conversion Rate be increased as a result of this Section 11.07 to exceed 27.3897 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 11.05 (the “Maximum Conversion Rate”).

(e)                                  With respect to any Make-Whole Fundamental Change:

(i)                                     that is described in clause (b) of the definition of Fundamental Change and in which the holders of Common Stock receive only cash in consideration for their shares of Common Stock (a “Cash Merger”), notwithstanding anything to the contrary in Section 11.03, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change by delivering to the converting Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Shares pursuant to this Section 11.07) and (B) the “Stock Price” with respect to such Cash Merger, which shall be the cash amount per share paid to holders of Common Stock in such Cash Merger; or

(ii)                                  that is not a Cash Merger, (A) the “Stock Price” with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale

Prices of Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change in accordance with Section 11.03, based on the Conversion Rate as increased by any Additional Shares pursuant to this Section 11.07.

Section 11.08                      Trustee’s Disclaimer.  None of the Trustee, Registrar, Paying Agent, Conversion Agent or the Bid Solicitation Agent shall have any duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be.  None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change, a VWAP Market Disruption Event, a Trigger Event, the Sale Price Condition or a Share Exchange Event shall have occurred.  None of the Trustee, the Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent shall have any liability for, shall be accountable for, or shall have been deemed to make any representation as to the validity or value (of the kind or amount) of any shares of Common Stock, of any Reference Property or of any other securities, property or assets issued upon conversion of the Notes.  None of the Trustee, the Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent shall be responsible for (i) any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion and (ii) the Company’s failure to comply with this Article 11.  Neither the Trustee nor the Conversion Agent shall have any duty or be obligated to provide notice of any Share Exchange Event to the Holders or any other party.

None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (except for the Bid Solicitation Agent in respect of the calculation of the Trading Price as and to the extent provided in Section 11.01) shall be responsible for calculating the Trading Price, or determining whether any event contemplated by Section 11.01 has occurred which makes the Notes eligible for conversion, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on such Officer’s Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such agent immediately after the occurrence of any such event.

Without limiting the generality of the foregoing, none of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.01(c) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Notes after any Share Exchange Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the

Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Each Conversion Agent and Bid Solicitation Agent (if other than the Company) shall have the same protection under this Section 11.08 as the Trustee, the Registrar and the Paying Agent.

ARTICLE 12.
PAYMENT OF INTEREST

Section 12.01                      Payment of Interest.  The Company shall pay interest on the Notes at a rate of 3.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing August 1, 2014.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, the Issue Date, to, but excluding, the applicable Interest Payment Date.  Interest on a Note shall be paid to the Holder of record of such Note at the Close of Business on the January 15 or July 15, whether or not a Business Day (each, a “Record Date”), immediately preceding the February 1 or August 1 Interest Payment Date, respectively, and shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Section 12.02                      Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Sections 12.02(a) or 12.02(b).

(a)                                 The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including any interest on such Defaulted Interest) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest (including any interest on such Defaulted Interest) as provided in this Section 12.02(a).  Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest (including any interest on such Defaulted Interest), which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record

Date therefor to be delivered to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 12.02(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 12.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 12.03                      Interest Rights Preserved.  Subject to the foregoing provisions of this Article 12 and, to the extent applicable, Sections 2.06 and 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 13.
MEETINGS OF HOLDERS

Section 13.01                      Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder or rescind any acceleration, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b)                                 to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article 8;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 10; or

(d)                                 to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Notes under any other provision of this Indenture or under applicable law.

Section 13.02                      Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 1.04, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty nor more than sixty days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice (in the case of the Company, to the extent such notice was required hereunder).

Section 13.03                      Call of Meetings by Company, Guarantors or Holders.  In case at any time the Company, pursuant to a Board Resolution, Guarantors or the Holders of at least 10% of the aggregate principal amount of Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company, Guarantors or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing notice thereof as provided in Section 13.02.

Section 13.04                      Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05                      Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of the Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.08, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of the Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or Section 13.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.06                      Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02.  The record shall show the aggregate principal amount of Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company, if appropriate, and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07                      No Delay of Rights by Meeting.  Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14.
GUARANTEES

Section 14.01                      Guarantees.  By its execution hereof, the Guarantors acknowledge and agree that each receives substantial benefits from the Company and that each Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits.  Accordingly, subject to the provisions of this Article 14, the Guarantors hereby fully and unconditionally guarantee to the Trustee, each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Fundamental Change Purchase Price upon repurchase pursuant to Article 3) and interest on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal and (to the extent permitted by law) interest on any overdue interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 hereof (collectively, the “Guarantee Obligations”).Subject to the provisions of this Article 14, the Guarantors hereby agrees that their Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantors.  The Guarantors hereby waive and relinquish: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, any Benefited Party, any creditor of the Guarantors or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 8.

Section 14.02                      Execution and Delivery of Guarantees.  The execution by each Guarantor of this Indenture (or an amended or supplemental indenture as provided in Article 10) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 14.03                      Limitation of Guarantors’ Liability; Certain Bankruptcy Events.  (a) The Guarantors, and by their acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the Guarantee Obligations of the Guarantors pursuant to their Guarantees not constitute fraudulent transfers or conveyances for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the Guarantee Obligations of the Guarantors under this Article 14 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guarantee Obligations of the Guarantors under the Guarantees not constitute fraudulent transfers or conveyances.

Section 14.04                 Application of Certain Terms and Provisions to the Guarantors.

(a)                                 For purposes of any provision of this Indenture which provides for the delivery by the Guarantors of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantors as if references therein to the Company were references to the Guarantors.

(b)                                 Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantors shall be sufficient if evidenced as described in Section 15.01 hereof as if references therein to the Company were references to the Guarantors.

(c)                                  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantors may be given or served as described in Section 15.01 hereof as if references therein to the Company were references to the Guarantors.

(d)                                 Upon any demand, request or application by the Guarantors to the Trustee to take any action under this Indenture, the Guarantors shall furnish to the Trustee such certificates and opinions as are required in Section 15.02 hereof as if all references therein to the Company were references to the Guarantors.

ARTICLE 15.
MISCELLANEOUS

Section 15.01                      Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or by recognized overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company or the Guarantors:

NRG Yield, Inc.

211 Carnegie Center

Princeton, NJ 08540

Facsimile: (609) 524-4586

Attention: Corporate Secretary

if to the Trustee in any of its roles hereunder:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890

Attention: NRG Yield Inc. Administrator

Fax: 302-636-4145

Phone: 302-636-6432

The Company, Guarantors or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, upon actual receipt by the addressee.  Any notice required to be delivered hereunder by the Company to the Trustee shall be delivered in the manner set forth in this Section 15.01 and the Company shall promptly confirm actual receipt thereof by the Trustee.

If the Company mails a notice or communication to the Holders, including any notice to Holders pursuant to Article 11, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee, at the expense of the Company, to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders.  In such a case, the Company shall also cause the Trustee, at the expense of the Company, to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

The Trustee shall have the right vis-a-vis the Company, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct.  As between the Trustee and the Company, any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

Section 15.02                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.

Section 15.03                      Statements Required in Certificate or Opinion.  Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 5.03 or Section 7.01(b)) provided for in this Indenture shall include:

(a)                                 a statement that each individual making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officer’s Certificate or Opinion of Counsel are based;

(c)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed judgment as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement that, in the opinion of such individual, such covenant or condition has been complied with.

Section 15.04                      Severability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.05                      Rules by Trustee.  The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 15.06                      Governing Law.  THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 15.07                      No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 15.08                      Calculations.  The Company shall be responsible for making all calculations called for under this Indenture and under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Stock, Daily VWAPs, Daily Settlement Amounts, Daily Conversion Values, Daily Measurement Values, Specified Dollar Amounts, Stock Prices, Trading Prices (if the Company is the Bid Solicitation Agent), accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders.  The Company shall provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 15.09                      Successors.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 15.10                      Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 15.11                      Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.12                      Force Majeure.  The Trustee, Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 15.13                      Submission to Jurisdiction.  The Company (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 15.14                      Legal Holidays.  If any Interest Payment Date, the Maturity Date or any Fundamental Change Purchase Date occurs on a day that is not a Business Day, the payment required to be made on such day shall be postponed until the immediately following Business Day, and no interest on such payment shall accrue in respect of such delay.

Section 15.15                      No Security Interest Created.  Except as provided in Section 8.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.16                      Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, other than the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.12(a)(ii).

Section 15.17                      Tax Withholding.  By purchasing a beneficial interest in the Notes each Holder, and any individual or entity that acquires a direct or indirect interest in the Notes, will be deemed to have agreed that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner of a Note as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in some circumstances, against any payments on the Common Stock).

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first before written.

NRG YIELD, INC.

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

NRG YIELD OPERATING LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

NRG YIELD LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NRG YIELD, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NRG YIELD, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)                               TO NRG YIELD, INC. OR ANY SUBSIDIARY THEREOF; OR

(B)                               TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.

NRG YIELD, INC.

     3.50% Convertible Senior Note due 2019

No. [ ]	[Initially](1) $[ ]

CUSIP No.  [62942X AA6]

NRG Yield, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [                          ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[                      ]](5) on February 1, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.50% per year from February 11, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 1, 2019.  Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2014, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable under the circumstances set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Payments of the Fundamental Change Purchase Price, cash due upon conversion, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate plus one percent from the relevant payment date.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency at its Corporate Trust Office (as defined in the Indenture), as a place where Notes may be presented for payment or for registration of transfer.

(1)                                 Include if a global note.

(2)                                 Include if a global note.

(3)                                 Include if a physical note.

(4)                                 Include if a global note.

(5)                                 Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NRG YIELD, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes
described in the within-named Indenture.

By:
Authorized Signatory

[Signature Page to Note]

[FORM OF REVERSE OF NOTE]

NRG YIELD, INC.

This Note is one of a duly authorized issue of the Notes of the Company, designated as its 3.50% Convertible Senior Notes due 2019 (the “Notes”), initially limited to the aggregate principal amount of $300,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of February 11, 2014 (the “Indenture”), between the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any current or past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of the Notes being different from the name of the Holder of the old Notes surrendered for such exchange.  The Trustee (or, if applicable, such other entity appointed as Registrar in accordance with the terms of the Indenture) need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of February 11, 2014 between the Company and the representative of the Initial Purchasers named therein (the “Registration Rights Agreement”). Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

NRG YIELD, INC.
    3.50% Convertible Senior Notes due 2019

The initial principal amount of this Global Note is                                  DOLLARS ($[                        ]).  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)                                 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: NRG Yield, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination thereof, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address	Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: NRG Yield, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NRG Yield, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article 3 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF TRANSFER CERTIFICATE]

     3.50% Convertible Senior Notes due 2019

Transfer Certificate

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                                  (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐  To NRG Yield, Inc.  or a subsidiary thereof; or

☐  To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)                               TO NRG YIELD, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)                               PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)                               TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)                               UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO ANY TRANSFER OF THE SECURITY, YOU WILL FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1